Exhibit 10.33

AMENDED AND RESTATED NOTE AGREEMENT

DATED AS OF

NOVEMBER 30, 2007

AMONG

TRANSMONTAIGNE PRODUCT SERVICES INC.

ALL AMERICAN PLAZAS, INC.,

ABLE ENERGY, INC.

AND

ALL AMERICAN PROPERTIES, INC.

AMENDED AND RESTATED NOTE AGREEMENT

This Amended and Restated Note Agreement ("Agreement") is made and entered into as of November 30, 2007 (the "Effective Date"), by and among TransMontaigne Product Services Inc., a Delaware corporation ("TPSI"), All American Plazas, Inc., a Delaware corporation ("Plazas"), Able Energy Inc., a Delaware corporation ("Able"), All American Properties, Inc., a Pennsylvania corporation formerly known as "All American Plazas, Inc." "(Properties" and, together with Plazas and Able, the "All American Entities") and the Mortgagors identified on the signature page hereto.

RECITALS

A.    TPSI, as supplier, and Properties, as purchaser, have previously entered into a Diesel Fuel Sales Agreement, dated December 14, 2005, as amended by (i) Amendment No. 1 dated May 1, 2006, (ii) Amendment No. 2 dated November 15, 2006, (iii) Amendment No. 3 dated November 27, 2006, (iv) Amendment No. 4 dated February 1, 2007, (v) Amendment No. 5 dated March 1, 2007, and (vi) Amendment No. 6 dated April 1, 2007 (the "Prior Supply Agreement") pursuant to which TPSI agreed to supply and sell refined petroleum products to Properties, and Properties agreed to purchase and resell the same at various retail truck stop plaza locations owned and operated by Properties, all upon the terms and for the consideration set forth in the Prior Supply Agreement.

B.    TPSI and Properties have previously entered into a Note Agreement, dated as of April 1, 2007 (the "Prior Note Agreement"), and Properties has issued thereunder a promissory note, dated such date (the "April Note"), to evidence certain unpaid invoices under the Prior Supply Agreement, the outstanding principal balance of which, together with all accrued interest thereon, is set forth on Schedule I hereto.

C.    Pursuant to the terms of the Prior Supply Agreement, TPSI has submitted invoices to Properties for payment, which invoices evidence the volumes of refined petroleum products delivered and sold by TPSI to Properties of and which Properties has acknowledged receipt and is obligated to pay for (collectively, the "Unpaid Invoices" and together with the amounts owing to TPSI under the April Note, the "Prior Indebtedness") in the amounts set forth on Schedule I hereto.

D.    On or about May 30, 2007, Able acquired from Properties or its subsidiaries the fuel assets of certain truck stop plazas owned by Properties and its subsidiaries, while Properties and its subsidiaries continue to own the real property and improvements comprising such truck stop plazas. In connection with the acquisition of such assets, Able formed Plazas as a wholly owned subsidiary to operate such truck stop plazas pursuant to several lease agreements between Plazas and the subsidiaries of Properties that own the real property and improvements comprising such truck stop plazas.

E.    TPSI, as supplier, and Plazas, as purchaser, have entered into a Delivered Fuel Supply Agreement, dated October 5, 2007, as amended and supplemented by the Letter Agreement dated October 5, 2007, the First Amendment to Delivered Fuel Supply Agreement dated November 5, 2007, the Second Amendment to Delivered Fuel Supply Agreement dated November 15, 2007 and the Third Amendment to Delivered Fuel Supply Agreement dated November 21, 2007 (collectively, the "Supply Agreement"), pursuant to which (i) TPSI  has agreed to extend to Plazas a $1,550,000 advance (the "Prepayment Advance") to enable Plazas to satisfy its prepayment obligations in connection with the initiation of the Supply Agreement, (ii) TPSI has agreed to supply Product (as defined therein) to Plazas and (iii) Plazas has agreed to purchase and resell the Product at various retail truck stop plaza locations operated by Plazas and owned by Properties from and after the date thereof, which Supply Agreement supersedes any and all prior agreements, representations and understandings between the parties, including, without limitation, the Prior Supply Agreement, provided, however, the Indebtedness shall remain due and payable pursuant to the terms and conditions of this Agreement. As a result, each of Able, Plazas and Properties have benefited from the previous extensions of the Indebtedness by TPSI and continue to derive material benefits from TPSI's forbearance of exercising its rights and remedies in respect of past due payments under the Prior Supply Agreement and the Prior Note Agreement and the continued sale by TPSI of Product to Plazas for sale at the retail truck stop plazas owned by Properties.

F.    TPSI and the All American Entities desire to amend and restate the terms of the Prior Note Agreement and the Prior Note, and to evidence the debt owed in respect of the Prepayment Advance, on the terms set forth herein and in (1) an amended and restated secured promissory note substantially in the form of Exhibit A-1 issued jointly and severally by Properties and each of the Mortgagors (as defined herein) payable to the order of TPSI (the "Properties Note") in an aggregate principal amount equal to the sum of the Prior Indebtedness and the accrued but unpaid interest thereon to the date hereof, and (2) a guaranteed promissory note substantially in the form of Exhibit A-2 issued jointly by Able and Plazas payable to the order of TPSI (the "Able/Plazas Note" and, together with the Properties Note, the "Notes") in the aggregate amount of the Prepayment Advance. The aggregate amount of indebtedness represented by the Notes is referred to herein collectively as the "Indebtedness". The principal amount of the Indebtedness, together with accrued interest thereon, shall be due and payable in accordance with the terms and provisions set forth in this Agreement and the Notes.

G.    As of the Effective Date, the parties intend that this Agreement and the Notes shall amend and restate in their entirety the Prior Note Agreement and the April Note, respectively.

H.    TPSI has agreed to enter into this Agreement and the Supply Agreement with the All American Entities based on (1) the agreement by the All American Entities to provide the Collateral (as defined below) and the assurances by the All American Entities that each of Mortgage A and Mortgage B (each as defined herein) would be perfected no later than November 30, 2007 and each of Mortgage C and Mortgage D (each as defined herein) would be perfected no later than December 14, 2007.

FOR VALUE RECEIVED, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1
THE NOTE

1.1    Amount and Interest. Subject to the terms and conditions hereinafter set forth, Properties, on its own behalf and on behalf of each of the Mortgagors, agrees to execute and deliver to TPSI the Properties Note, which shall be in the form attached hereto as Exhibit A-1, and shall be payable in accordance with the terms and conditions set forth herein and therein. Subject to the terms and conditions hereinafter set forth, Able and Plazas agree to execute and deliver to TPSI the Able/Plazas Note, which shall be in the form attached hereto as Exhibit A-2, and shall be payable in accordance with the terms and conditions set forth herein and therein. The Notes will evidence the principal amount of the Indebtedness, together with interest accruing at the rate of 8% per annum on that portion of the Properties Note set forth on Schedule I representing the sum of the principal and unpaid interest on the April Note Amount and the Past Due Invoice Amount (the "Current Interest Portion"). Until the date that is 21 months following the Effective Date, the balance of the Notes in excess of the Current Interest Portion shall not bear interest. Following the date that is 21 months after the Effective Date, the entire unpaid balance of the Indebtedness represented by the Notes (including any portion thereof representing due but unpaid interest) shall bear interest at the rate of 8% per annum. In the event of any conflict, the terms of this Agreement shall control, but the Notes and Agreement shall be interpreted consistently to the extent possible.

1.2    Indebtedness. The All American Entities acknowledge the Prior Indebtedness set forth on Schedule I, as evidenced by the April Note and the Unpaid Invoices, which constitutes a valid and binding obligation of Properties to TPSI that is absolutely owing and enforceable under the Prior Note Agreement, the Prior Note and the Prior Supply Agreement, the terms of which are amended and restated in accordance with the terms of this Agreement and the Notes, free of any and all defenses and rights of offset or recoupment, all of which defenses and rights are hereby waived and released by the All American Entities, other than as set forth in this Agreement and the Notes. The parties acknowledge and agree that this Section 1.2 shall not constitute a waiver of, or otherwise modify or amend, any rights or obligations of the parties to the Supply Agreement with respect to performance under the Supply Agreement from and after October 5, 2007.

 1.3    Acceptance. TPSI agrees to accept the Notes in order to amend and restate the terms of the Prior Indebtedness, on the terms and conditions set forth in this Agreement, including fulfillment of the conditions precedent set forth in this Agreement in conjunction with the execution and delivery of the Notes and the granting of the security therefor.

  1.4    Payment of Notes. In addition to any payment of the Notes that may become due and payable following an Event of Default or in accordance with Section 5.1 hereof, the unpaid principal balance of the Notes, together with accrued interest thereon, shall become due and payable as follows:

(a) from and after the Effective Date, the All American Entities shall be required to pay to TPSI at least 50% of the Net Proceeds (as defined below) of any debt financing (including the incurrence of new indebtedness and any refinancings of existing indebtedness), equity financing or other capital-raising transaction, until such time as $3,000,000 of the aggregate outstanding principal amount of the Indebtedness (the "Threshold Amount") has been paid to TPSI pursuant hereto (such payment to first be credited to the unpaid amount, if any, of the Past Due Invoice Amount set forth on Schedule I and any excess to be credited against the unpaid amount of the April Note);

(b) if the All American Entities have not paid the Threshold Amount pursuant to Section 1.4(a) on or before March 15, 2008, then:

(i) the All American Entities shall make monthly payments (with the first payment being due on March 15, 2008 and the last payment being due on October 15, 2009) of principal and interest on the outstanding amount of the Indebtedness (calculated as of March 15, 2008, taking into account all payments of principal made prior to such date by the All American Entities) in equal monthly amounts sufficient to amortize the Indebtedness over 25 years (i.e., for every $1,000,000 of Indebtedness outstanding, the monthly payment will equal $7,718.16), which payments shall be credited first to the outstanding balance of the Properties Note and then to accrued but unpaid interest thereon; and

(ii) on November 15, 2009, the entire amount of principal and interest of the Indebtedness then outstanding shall be due and payable in full;

provided, however, that if, on or before August 15, 2008, the All American Entities shall have paid at least the Threshold Amount pursuant to this Section 1.4, then the monthly payments obligations and amortization schedule set forth in Section 1.4(b)(i) shall cease and shall thereafter resume pursuant to Section 1.4(c); and

(c) if the All American Entities shall have paid the Threshold Amount pursuant to Section 1.4(a) on or before March 15, 2008, or if the monthly payments and amortization schedule set forth in Section 1.4(b) shall have ceased as a result of the payment of the Threshold Amount on or before August 15, 2008 as provided in Section 1.4(b), then:

(i) commencing on July 31, 2009, the All American Entities shall make monthly payments (the first payment being due on July 31, 2009 and the last payment being due on February 28, 2011) of principal and interest on the outstanding amount of the Indebtedness (calculated as of July 31, 2009, taking into account all payments of principal made prior to such date by the All American Entities) in equal monthly amounts sufficient to amortize the Indebtedness over 25 years (i.e., for every $1,000,000 of Indebtedness outstanding, the monthly payment will equal $7,718.16), which payments shall be credited first to the outstanding balance of the Properties Note and then to accrued but unpaid interest thereon; and

(ii) on March 31, 2011, the entire amount of principal and interest of the Indebtedness then outstanding shall be due and payable in full.

Amounts not paid when due hereunder or under the Notes shall accrue interest until paid at a rate 2.0% per annum above the rate of interest otherwise applicable to such amount (the "Default Rate").

If, in order to make the payments provided for in Section 1.4(a), the All American Entities or the Mortgagors enter into one or more refinancing transactions with respect to any of the Mortgaged Premises (as defined in Section 1.6(a)), then, so long as TPSI shall have received the Threshold Amount on or before March 15, 2008, TPSI shall agree to subordinate its lien on such Mortgaged Premises to that of the lender in such refinancing transaction; provided, however, that if, following such refinancing transaction, the Mortgaged Premises have an aggregate Net Mortgage Value (as defined below) (based on the appraised value as set forth on Schedule II or a more recent third party independent appraisal prepared subsequent to the date hereof, if any) lower than 150% of the aggregate amount of the Indebtedness (after the repayment of any and all indebtedness senior in priority to the Indebtedness secured by a Mortgage in favor of TPSI on such Mortgaged Premises), then Properties shall provide TPSI with perfected security interests in additional property or properties owned by Properties or one or more affiliates thereof with a Net Mortgage Value (based on the most recent appraisals thereof in the possession of Properties) that, together with the Net Mortgage Value of the Mortgaged Premises (based on the appraised value as set forth on Schedule II or a more recent third party independent appraisal prepared subsequent to the date hereof, if any), equals or exceeds the amount of the Indebtedness. Any such additional property or properties must be satisfactory to TPSI in its reasonable discretion. The All American Entities shall, within five business days of the closing of the refinancing transaction, prepare and record a mortgage or other similar security instrument, in form and substance substantially identical to the Mortgages (except for changes required by applicable law or that reflect the different description, location or nature of the applicable property), in connection with each such additional property or properties and, upon proper recording thereof, such mortgage or other similar security instrument shall constitute a "Mortgage" hereunder and such additional property shall constitute a "Mortgaged Premises" hereunder.

For purposes of this Agreement,

(i)
"Net Proceeds" shall mean cash proceeds received by an All American Entity from any debt financing (including the incurrence of new indebtedness and any refinancing of existing indebtedness), equity financing or other capital-raising transaction, net of (A) expenses actually incurred and paid by the All American Entities to an unaffiliated third party in connection with such financing (including, without limitation, title insurance premiums, recording fees and lender fees) and (B) (i) if such refinancing involves any of the Mortgaged Premises, any amounts applied to repayment of indebtedness senior in priority to the Indebtedness secured by a Mortgage in favor of TPSI on the Mortgaged Premises subject to such financing transaction or (ii) if such refinancing involves a property that is not one of the Mortgaged Premises, any amounts applied to repayment of indebtedness secured by a mortgage or other lien on such property; and

(ii)
"Net Mortgage Value" shall mean the fair market value of any property (determined as specified in this Agreement) less the maximum aggregate amount of obligations secured by any mortgage or other consensual lien or encumbrance that has or would have priority over, or be pari passu with, the applicable Mortgage or proposed additional mortgage in favor of TPSI with respect to such property.

1.5    Place of Payment. Payments of principal, interest and any other amounts due TPSI under the Notes shall be made by the All American Entities at TPSI's offices at 1670 Broadway, Suite 3100, Denver, Colorado 80202, or at such other place as TPSI may designate, from time to time, in writing to the All American Entities in accordance with the terms of this Agreement.

1.6             Collateral.

(a)  The Notes shall be secured by mortgages of certain properties (the "Mortgaged Premises") as follows:

(i) that certain property (located in Duncannon, PA known as the "Clark's Ferry truck stop plaza") as defined in that certain Second Lien Mortgage and Security Agreement, dated as of the Effective Date and to be recorded by Clark's Ferry Properties (as defined below) no later than three (3) business days following the Effective Date, made by Clarks Ferry Properties, Inc., a Delaware corporation ("Clark's Ferry Properties"), and a wholly owned subsidiary of Properties, in favor of TPSI, substantially in the form attached hereto as Exhibit B-1 (as amended, restated, supplemented or modified from time to time, "Mortgage A"), between All American and TPSI;

(ii) that certain property (located in Myerstown, PA, known as the "Frystown truck stop plaza") as defined in that certain Second Lien Mortgage and Security Agreement, dated as of the Effective Date and to be recorded by Frystown Properties (as defined below) no later than three (3) business days following the Effective Date, made by Frystown All American Properties, Inc., a Delaware corporation ("Frystown Properties"), and a wholly owned subsidiary of Properties, in favor of TPSI, substantially in the form attached hereto as Exhibit B-2 (as amended, restated, supplemented or modified from time to time, "Mortgage B");

(iii) if such property is owned by Energy Management & Supply Corporation, a Delaware corporation ("Belmont Properties"), on December 14, 2007, that certain property (located in Belmont, NY, known as the "Belmont truck stop plaza") as defined in that certain Mortgage, to be dated and recorded by Belmont Properties no later than December 14, 2007, made by Belmont Properties and a wholly owned subsidiary of Properties, in favor of TPSI, substantially in the form attached hereto as Exhibit B-3 (as amended, restated, supplemented or modified from time to time, "Mortgage C"); and

(iv) if such property is owned by Nova Ten Realty Corp., a Delaware corporation ("Carney's Point Properties" and, together with Clark's Ferry Properties, Frystown Properties and Belmont Properties, each a "Mortgagor" and, collectively, the "Mortgagors"), on December 14, 2007, that certain property (located in Carney, NJ, known as the "Carney's Point truck stop plaza") as defined in that certain Mortgage, to be dated and recorded by Carney's Point Properties no later than December 14, 2007, made by Carney's Point Properties and a wholly owned subsidiary of Properties, in favor of TPSI, substantially in the form attached hereto as Exhibit B-4 (as amended, restated, supplemented or modified from time to time, "Mortgage D" and, together with Mortgage A, Mortgage B and Mortgage C, the "Mortgages").

(b) In the event that Properties or a Mortgagor enters into an agreement, on or before December 14, 2007, to sell, transfer, convey or otherwise dispose of the properties identified in Sections 1.6(a)(iii) or l.6(a)(iv) above, then:

(i) Properties shall provide TPSI with perfected security interests in additional property or properties owned by Properties or one or more affiliates thereof with a Net Mortgage Value (based on the most recent appraisals thereof in the possession of Properties and provided to TPSI) equal to or in excess to the Net Mortgage Value of the property or properties that was sold (based on the appraised value as set forth on Schedule II or a more recent third party independent appraisal prepared subsequent to the date hereof, if any), to serve as substitute collateral for the Indebtedness; provided that any such additional property or properties must be satisfactory to TPSI in its reasonable discretion and that the All American Entities shall, within five business days of the closing of the sale of such property or properties, prepare and record a mortgage or other similar security instrument, in form and substance substantially identical to the Mortgages (except for changes required by applicable law or that reflect the different description, location or nature of the applicable property), in connection with each such additional property or properties and, upon proper recording thereof, such mortgage or other similar security instrument shall constitute a "Mortgage" hereunder and such substitute property shall constitute a "Mortgaged Premises" hereunder; and

(ii) if such sale, transfer, conveyance or other disposition was of the property identified in Section 1.6(a)(iii) or 1.6(a)(iv) above, then Properties shall cause to be paid to TPSI (out of proceeds of such sale, transfer, conveyance or other disposition) any amount in excess of $3,000,000 received by Belmont Properties, Carney's Point Properties, any All American Entity or any of their respective affiliates in consideration for such property.

(c) Not later than January 15, 2008, the All American Entities shall take all steps necessary to cause the Crown Mortgage identified on Schedule III relating to the Belmont truck stop Plaza to be terminated and released and shall have provided TPSI any and all documentation requested by TPSI to confirm the release thereof.

(d) Not later than January 15, 2008, the All American Entities shall take all steps necessary to cause Mortgage A and Mortgage B to represent a second priority lien (having priority over all other consensual liens and security interests, except for the liens represented by the FMAC Documents identified on Schedule III) on the Mortgaged Premises subject to Mortgage A and Mortgage B, as applicable, and shall provide to TPSI any and all documentation requested by TPSI to confirm the release of the any and all prior mortgages or other liens on such property and the continued validity and first priority of Mortgage A and Mortgage B.

(e) In addition, unless all the outstanding Indebtedness has been repaid, not later than the date that is 21 months after the Effective Date, the All American Entities shall take all steps necessary to cause Mortgage B to represent a first priority (as opposed to second priority) lien on the premises subject to Mortgage B, and shall provide to TPSI any and all documentation requested by TPSI to confirm the release of the any and all prior mortgages or other liens on such property and the continued validity and first priority of Mortgage B. If, thereafter, the All American Entities reduce the outstanding balance of the Indebtedness to an amount less than $5,000,000 and TPSI shall have received evidence satisfactory to it in its sole discretion of the continued validity and first priority lien represented by Mortgage B, then TPSI shall take all steps reasonably necessary to terminate the security interest represented by Mortgage A.

 1.7    Increase in Prepayment Advance. If, as of December 14, 2007 or, if Section 1.6(b) is applicable, the date that is five business days following the closing of the sale of such property or properties, the Mortgages have been timely recorded as provided in Section 1.6(a) or Section 1.6(b), as applicable, then TPSI hereby agrees to increase the Prepayment Advance set forth on Schedule I to $1,800,000, and the following adjustments shall thereafter be deemed to have been made: (i) the aggregate amount of the Able/Plazas Note shall be increased by $250,000; (ii) the aggregate amount of Indebtedness shall be increased by $250,000; and (iii) the Threshold Amount shall be increased by $250,000.

ARTICLE 2
CONDITIONS PRECEDENT

As conditions precedent to TPSI's obligation to execute and deliver this Agreement and accept delivery of the Notes, the following obligations (the "Conditions Precedent") shall have been fulfilled:

 2.1    Mortgages. (i) Mortgage A and Mortgage B shall have been executed and delivered and the forms of the Mortgages shall be in a form sufficient to, upon recordation as provided herein, create a valid lien and security interest in the Mortgaged Premises under and as defined in the applicable Mortgage, and (ii) all filings, recordations or other actions necessary or desirable to cause the security interests described in clause (i) to be perfected, prior to all other consensual liens other than the mortgages, pledges, liens, charges, reservations, covenants, restrictions, security interests or other encumbrances set forth on Schedule III (each, in the amount thereof on the date hereof, a "Permitted Encumbrance").

2.2    Closing Certificates.

(a) Properties shall have delivered to TPSI a certificate of the secretary of Properties, certifying true and correct copies of (i) corporate resolutions, in effect on the Effective Date, of Properties' and each Mortgagor's board of directors authorizing the execution and delivery by Properties and each Mortgagor of, and the performance by Properties and each Mortgagor of its obligations under, the Loan Documents to which it is a party, (ii) the certificate of incorporation and bylaws of Properties and each Mortgagor in effect as of the Effective Date, and (iii) all documents related to any of the Permitted Encumbrances or the indebtedness related thereto.

(b) Able and Plazas shall have delivered to TPSI certificates of the secretary of each of Able and Plazas, certifying true and correct copies of (i) corporate resolutions, in effect on the Effective Date, of Able and Plazas, respectively, authorizing the execution and delivery by Able and Plazas, respectively, of, and the performance by Able and Plazas, respectively, of their respective obligations under, the Loan Documents to which they are party, (ii) the certificate of incorporation and bylaws of Able and Plazas, respectively, in effect as of the Effective Date, and (iii) all documents related to any of the Permitted Encumbrances or the indebtedness related thereto.

2.3    Legal Opinions. TPSI shall have received (a) a legal opinion, of counsel to Properties and the Mortgagors, regarding the enforceability against each of Properties and the Mortgagors of the Loan Documents to which it is a party, and (b) a legal opinion, of counsel to Able and Plazas, regarding the enforceability against each of Able and Plazas, of the Loan Documents to which it is a party, in each case in form and substance satisfactory to TPSI.

ARTICLE 3
EVENTS OF DEFAULT

3.1    Properties Event of Default. The occurrence of any one or more of the following events will constitute an event of default with respect to the Indebtedness represented by the Properties Note (a "Properties Event of Default"):

(a)    TPSI shall not receive any payment of principal or interest on the Properties Note when due;

(b)    Properties or any of the Mortgagors fails to duly and punctually perform or observe any material covenant, obligation or undertaking contained in Sections 1.6(b), (c), (d) or (e), or Sections 5.1(a), (e), (f) and (i);

(c)    To the extent not addressed in subsection (b) above, Properties or any of the Mortgagors fails to perform or observe any material covenant, obligation or undertaking contained herein or in any of the other Loan Documents, which failure is not cured (if capable of cure) within 15 days after Properties or such Mortgagor first has knowledge thereof;

(d)    (i) Any defined event of default occurs under any Loan Document to which Properties or any Mortgagor is a party, other than this Agreement, or (ii) any event, condition, circumstance or other act or omission occurs that would constitute any event of default under any such Loan Document after the giving of notice or the passage of time or both, and which Properties or the applicable Mortgagor does not commit, and continuously use, its best efforts to cure prior to becoming an event of default thereunder;

(e)    Any representation or warranty made by Properties or any Mortgagor herein or in the Properties Note, the Mortgages or any other Loan Document to which Properties or any Mortgagor is a party, proves to have been false or erroneous in any material respect when made;

(f)    Any event of default occurs under the terms of any indebtedness of Properties or any Mortgagor for borrowed money, or pursuant to any other financing arrangement or bank credit facility, in each case in excess of $250,000 and, as a result thereof, such indebtedness may be declared immediately due and payable or becomes due prior to the stated maturity thereof;

(g)   An All American Entity suffers any judgment of any court of competent jurisdiction and as a result, any execution, sequestration or any other process of any court becomes enforceable against Properties or a Mortgagor, or if a distress or analogous process is levied upon the property or assets of Properties or a Mortgagor (including any of the Mortgaged Premises) and the failure to satisfy such execution, sequestration, distress or process would render any of the Mortgaged Premises liable to sale or forfeiture;

(h)    The All American Entities and their affiliates suspends or ceases or threatens to suspend or cease conducting business in the ordinary course at any of the Mortgaged Premises (other than in the case of a sale of any of the Mortgaged Premises that satisfies the conditions of the proviso to Section 5.1(f);

(i)    An All American Entity or a Mortgagor makes an assignment, proposal or compromise for the benefit of its creditors or otherwise acknowledges its insolvency or inability to pay debts as they become due or should an All American Entity or a Mortgagor invoke, threaten to invoke or indicate its intention to invoke the benefit of any legislation governing insolvent debtors or affecting the rights of creditors generally;

(j)    An All American Entity or Mortgagor commences any receivership or liquidation, either voluntarily or under an order of a court of competent jurisdiction;

(k)    An All American Entity or Mortgagor becomes bankrupt or insolvent (under any test under any law defining insolvency), or any proceeding in bankruptcy, receivership, liquidation or insolvency is commenced in respect of or against any All American Entity or Mortgagor or in respect of any of its property, or any receiver, trustee or liquidator takes possession of the undertaking or any substantial portion of the property of any All American Entity or Mortgagor, including without limitation any filing of any petition by or against any All American Entity or Mortgagor under any provision of the United States Bankruptcy Code, or any All American Entity or Mortgagor or any of its directors or officers takes any act to authorize or commence any of the foregoing;

(1)    In the reasonable opinion of TPSI, acting in good faith, there has occurred a material adverse change in the financial or any other condition of any All American Entity or Mortgagor compared to what was represented to TPSI herein or which is likely to result in the impairment of any All American Entity's or Mortgagor's ability timely to pay or perform any of its material obligations hereunder or under the Properties Note or any or all of the other Loan Documents to which it is a party; provided, however that (i) no circumstance or event shall be deemed to be such a material adverse change unless the financial impact on the All American Entities and the Mortgagors in the Aggregate could reasonably be expected to exceed $500,000 in any fiscal year and (ii) adverse changes in general economic and market conditions that do not disproportionately affect the All American Entities and the Mortgagors shall not constitute material adverse change for purposes of this Section 3.1(1).

3.2    Able/Plazas Event of Default. The occurrence of any one or more of the following events will constitute an event of default with respect to the Indebtedness represented by the Able/Plazas Note (an "Able/Plazas Event of Default," and the occurrence of either an Able/Plazas Event of Default or a Properties Event of Default is referred to herein as an "Event of Default"), time being of the essence with respect to each requirement:

(a)    TPSI shall not receive any payment of principal or interest on the Able/Plazas Note when due;

(b)    Able or Plazas fails to duly and punctually perform or observe any material covenant, obligation or undertaking contained in Sections 1.6(b), (c), (d) or (e), or Sections 5.1(a), (e), (f) and (j);

(c)    To the extent not addressed in subsection (b) above, either Able or Plazas fails to perform or observe any material covenant, obligation or undertaking contained herein or in any of the other Loan Documents to which it is a party, which failure is not cured (if capable of cure) within fifteen (15) days of such All American Entity's knowledge thereof;

(d)    (i) Any defined event of default occurs under any Loan Document to which Able or Plazas is a party, other than this Agreement, or (ii) any event, condition, circumstance or other act or omission occurs that would constitute any event of default under any such Loan Document after the giving of notice or the passage of time or both, and which Able and Plazas do not commit, and continuously use, their best efforts to cure prior to becoming an event of default thereunder;

(e)    Any representation or warranty made herein or in the Able/Plazas Note or the Supply Agreement, or any other Loan Document to which Able or Plazas is a party, proves to have been false or erroneous in any material respect when made;

(f)    Any event of default occurs under the terms of any indebtedness of Able or Plazas for borrowed money, or pursuant to any other financing arrangement or bank credit facility, in each case in excess of $250,000 and, as a result thereof, such indebtedness becomes due prior to the stated maturity thereof;

(g)    Able or Plazas, or any of their respective affiliates other than Properties and its subsidiaries, suffers any judgment of any court of competent jurisdiction in excess of $100,000 individually or $250,000 in the aggregate and, as a result, any execution, sequestration or any other process of any court becomes enforceable against an Able or Plazas, or if a distress or analogous process is levied upon any property or assets of Able or Plazas and the failure to satisfy such execution, sequestration, distress or process would render any property or assets of Able or Plazas liable to sale or forfeiture;

(h)    The All American Entities and their affiliates suspends or ceases or threatens to suspend or cease conducting business in the ordinary course at any of the Mortgaged Premises (other than in the case of a sale of any of the Mortgaged Premises that satisfies the conditions of the proviso to Section 5.1(f);

(i)    Able or Plazas, or any of their respective subsidiaries, makes an assignment, proposal or compromise for the benefit of its creditors or otherwise acknowledges its insolvency or inability to pay debts as they become due or should Able or Plazas invoke, threaten to invoke or indicate its intention to invoke the benefit of any legislation governing insolvent debtors or affecting the rights of creditors generally;

(j)    Able or Plazas, or any of their respective subsidiaries, commences any receivership or liquidation, either voluntarily or under an order of a court of competent jurisdiction;

(k)    Able or Plazas, or any of their respective subsidiaries, becomes bankrupt or insolvent (under any test under any law defining insolvency), or any proceeding in bankruptcy, receivership, liquidation or insolvency is commenced in respect of or against any Able, Plazas or any such subsidiary or in respect of any of its property, or any receiver, trustee or liquidator takes possession of the undertaking or any substantial portion of the property of Able, Plazas or any such subsidiary, including without limitation any filing of any petition by or against Able, Plazas or any such subsidiary under any provision of the United States Bankruptcy Code, or Able, Plazas or any such subsidiary, or any of their respective directors or officers takes any act to authorize or commence any of the foregoing;

(1)    In the reasonable opinion of TPSI, acting in good faith, there has occurred a material adverse change in the financial or any other condition of Able or Plazas, or any of their respective subsidiaries, compared to what was represented to TPSI herein or which is likely to result in the impairment of Able's or Plaza's ability timely to pay or perform any of its material obligations hereunder or under the Able/Plazas Note or any or all of the other Loan Documents; provided, however that (i) no circumstance or event shall be deemed to be such a material adverse change unless the financial impact on Able, Plazas and their respective subsidiaries, in the aggregate, could reasonably be expected to exceed $500,000 in any fiscal year and (ii) adverse changes in general economic and market conditions that do not disproportionately affect the Able, Plazas and their respective subsidiaries shall not constitute material adverse change for purposes of this Section 3.2(1).

3.3    Recourse.

(a)    Upon the occurrence of any Properties Event of Default, TPSI, at its option and without demand or notice to any All American Entity, all of which are waived to the extent permitted by applicable law, may declare all Indebtedness represented by the Properties Note immediately due and payable, in addition to other remedies available to a secured party under the UCC or under applicable law, or available under any or all other documents (including the Loan Documents), all of which are cumulative and nonexclusive.

(b)    Upon the occurrence of any Able/Plazas Event of Default, TPSI, at its option and without demand or notice to any All American Entity, all of which are waived to the extent permitted by applicable law, may declare all Indebtedness represented by the Able/Plazas Note immediately due and payable, in addition to other remedies available to a secured party under the UCC or under applicable law, or available under any or all other documents (including the Loan Documents), all of which are cumulative and nonexclusive.

(c)    In addition to and without limiting the rights of TPSI set forth in Section 3.3(b), upon the occurrence of any Able/Plazas Event of Default, the Mortgagors hereby agree to pay or otherwise cure, and shall be jointly and severally liable for, such Event of Default. The obligation of the Mortgagors set forth in this Section 3.3(c) is a primary, present and continuing obligation, and TPSI shall not be required to prosecute collection, enforcement or other remedies against Able, Plazas or any other Mortgagor, or to enforce or resort to any collateral for the repayment of any amounts due under the Able/Plazas Note or other rights or remedies pertaining thereto, before calling on the Mortgagors for payment or cure. Without limiting the foregoing, if for any reason Able or Plazas shall fail or be unable to pay, punctually and fully, any amounts due under the Able/Plazas Note, the Mortgagors shall pay such amounts to TPSI in full immediately upon demand. One or more successive actions may be brought against any Mortgagor or all Mortgagors, as often as TPSI deems advisable, until any and all Able/Plazas Events of Default are cured in full or all Indebtedness represented by the Able/Plazas Note is paid in full. If a payment by any Mortgagor to TPSI could reasonably be expected to constitute a preference payment in bankruptcy because such Mortgagor would have a legal or equitable right to recover such payment from the All American Entity on whose behalf such payment was made, then such Mortgagor agrees that it will forgo any such right to recovery for so long as necessary for its payment to TPSI not to be recoverable as a preference in such bankruptcy.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1    Representations and Warranties of Properties. In order to induce TPSI to enter into this Agreement and accept delivery of the Note and the Supply Agreement and other Loan Documents, Properties hereby represents and warrants to TPSI as of the Effective Date, as follows:

(a)    Organization and Qualification. Properties and each of the Mortgagors (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its organization, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect.

(b)    Ownership of Assets. Properties is the direct and beneficial owner of all of the issued and outstanding capital stock of each Mortgagor and holds such capital stock free and clear of any adverse claim or other lien or encumbrance. Each Mortgagor owns the Mortgaged Premises described in the Mortgage to which such Mortgagor is a party free and clear of any liens or encumbrances other than Permitted Encumbrances.

(c)    No Conflict. The execution and delivery by Properties and each of the Mortgagors of each of the Loan Documents to which it is a party, and the performance of the obligations of each hereunder and thereunder, as applicable, and the consummation by Properties and the Mortgagors of the transactions contemplated hereby and thereby: (i) are within the corporate powers of Properties and each Mortgagor, as applicable; (ii) are duly authorized by the Board of Directors or similar managing body of Properties and each Mortgagor, as applicable; (iii) except as set forth on Schedule IV, are not in contravention of the terms of the organizational documents of Properties or any Mortgagor, as applicable, or of any material indenture, agreement, mortgage, deed of trust, loan agreement, credit agreement or other material agreement or instrument to which any of Able, Plazas or Properties is a party or by which it or any of its properties or Collateral are bound; (iv) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon Properties or any Mortgagor, except for minor matters where failure would not have or be reasonably expected to cause a material adverse effect on the ability of TPSI to exercise rights, powers and remedies with respect to any of the Notes, the Mortgages or any other Loan Document.

(d)    Enforceability. This Agreement, the Properties Note, the Mortgages and the other Loan Documents are each the legal, valid and binding obligations of each of Properties or the Mortgagors, as applicable, and are enforceable against each of Properties or any Mortgagor that is a party thereto in accordance with their terms, except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

(e)    No Defaults. Except as specified in Schedule IV, none of Properties or any Mortgagor is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it is bound, which default has had or could be reasonably expected to have a material adverse effect upon any of Properties or the Mortgagors, or which is secured in whole or in part by any lien or security interest on any Mortgaged Premises. Neither Properties nor any of the Mortgagors knows of any dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which could reasonably be expected to have a material adverse effect upon any of Properties or the Mortgagors or which is secured in whole or in part by any lien or security interest on any of the Mortgaged Premises.

(f)    Principal Amount of Permitted Encumbrances. As of the date hereof, Schedule III accurately sets forth the aggregate outstanding principal amount of each item of indebtedness identified as a Permitted Encumbrance on Schedule III.

(g)    Survival of Representations. All representations made by Properties and each of the Mortgagors in this Agreement and each of the other Loan Documents to which Properties or any Mortgagor is a party are true, correct, complete and not misleading, and all such representations in this Agreement and the Loan Documents shall survive the execution and delivery hereof and thereof for so long as any principal portion of the Indebtedness represented by the Properties Note or interest due thereon remains unpaid.

4.2    Representations and Warranties of Able and Plazas. In order to induce TPSI to enter into this Agreement and accept delivery of the Note and the Supply Agreement and other Loan Documents, Able and Plazas hereby jointly and severally represent and warrant to TPSI as of the Effective Date, as follows:

(a)    Organization and Qualification. Each of Able and Plazas (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its organization, (ii) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect.
(b)    No Conflict. The execution and delivery by Able and Plazas of this Agreement, the Able/Plazas Note, the Supply Agreement and the other Loan Documents to which either Able or Plazas is a party, and the performance of the obligations of each hereunder and thereunder, as applicable, and the consummation by Able and Plazas of the transactions contemplated hereby and thereby: (i) are within the corporate powers of each of Able and Plazas, as applicable; (ii) are duly authorized by the Board of Directors or similar managing body of each of Able and Plazas, as applicable; (iii) are not in contravention of the terms of the organizational documents of each of Able or Plazas, as applicable, or of any material indenture, agreement, mortgage, deed of trust, loan agreement, credit agreement or other material agreement or instrument to which either of Able and Plazas is a party or by which it or any of its properties are bound; (iv) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon either of Able or Plazas, except for minor matters where failure would not have or be reasonably expected to cause a material adverse effect on the ability of TPSI to exercise rights, powers and remedies with respect to any of the Able/Plazas Note or any other Loan Document.

(c)    Enforceability. This Agreement, the Note, the Supply Agreement and the other Loan Documents are each the legal, valid and binding obligations of each of Able and Plazas, as applicable, and are enforceable against each of them in accordance with their terms, except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

(d)    No Defaults. Able nor Plazas is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it is bound, which default has had or could be reasonably expected to have a material adverse effect upon either of Able or Plazas, or which is secured in whole or in part by any lien or security interest on any of the Mortgaged Premises. Neither Able nor Plazas knows of any dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which could reasonably be expected to have a material adverse effect upon either Able or Plazas or which is secured in whole or in part by any lien or security interest on any of the Mortgaged Premises.

(e)    Survival of Representations. All representations made by Able and Plazas in this Agreement and each of the other Loan Documents to which Able or Plazas is a party are true, correct, complete and not misleading, and all such representations in this Agreement and the Loan Documents shall survive the execution and delivery hereof and thereof for so long as any principal portion of the Indebtedness represented by the Able/Plazas Note or interest due thereon remains unpaid.

ARTICLE 5
ADDITIONAL COVENANTS

5.1    Certain Covenants. Able, Plazas and Properties hereby covenant and agree with TPSI as follows:

(a)    As soon as practicable, but no later than January 14, 2008, the All American Entities shall, at their sole expense, deliver to TPSI a prepaid full coverage mortgagee title insurance policy on the standard form ALTA Loan Policy-2006, with creditors rights exclusion, issued by a title insurance company approved by TPSI, showing the Mortgages to be recorded, valid, and outstanding, insuring that, except for the Permitted Encumbrances there shall be no other security interest, lien or claim on any of the Mortgaged Premises; and undertaking to insure TPSI, with respect to each mortgage, up to the full amount of the Indebtedness. Said policy shall contain only those exceptions (including standard exceptions) and matters affecting title as shall have been approved by TPSI, shall provide full protection against filed and unified mechanics' and materialmen's liens and shall include such endorsements, including but not limited to comprehensive, environmental liens, access and same as survey, as TPSI may require in its sole discretion.

(b)    The All American Entities shall pay when due all taxes and assessments with respect to the Mortgaged Premises or their use or operation.

(c)    TPSI shall have the right to inspect the Mortgaged Premises and to examine the All American Entities' books and records concerning the Mortgaged Premises and at all reasonable times and wherever located.

(d)    Able, Plazas and Properties shall notify TPSI within five calendar days if any All American Entity or any of the Mortgagors becomes involved in any new claim or dispute, or in any litigation or other proceeding before any court, tribunal, or similar body, which may impact or otherwise encumber the Mortgaged Premises or in which any potential recovery from any of the All American Entities or Mortgagors may exceed $100,000.

(e)    None of Able, Plazas or Properties shall merge, consolidate, or sell all or substantially all of its assets without the prior written consent of TPSI; provided, however, that such entities shall be permitted to merge, consolidate, or sell all or substantially all of its assets without the prior written consent of TPSI if the following conditions are met: (i) the purchaser or surviving entity, as applicable, of such transaction shall have executed an agreement, in form and substance acceptable to TPSI in its sole discretion, pursuant to which such purchaser or surviving entity, as applicable, shall assume the liabilities of Able, Plazas or Properties, as applicable, under the Notes and this Agreement; and (ii) the purchaser or surviving entity, as applicable, shall have furnished evidence to TPSI that the liens under the Mortgages are continuing, valid and perfected first priority liens (or lower priority as specifically provided herein) on the applicable Mortgaged Premises. In addition, TPSI shall have the right, exercisable in its sole discretion, and not as a condition to the consummation of such merger, consolidation or sale of assets, to obtain (at its sole cost and expense) an appraisal demonstrating whether the Mortgaged Premises have an aggregate Net Mortgage Value in excess of 150% of the aggregate amount of the Indebtedness then outstanding. In the event such appraisal shows that the Mortgaged Premises have an aggregate Net

Mortgage Value lower than 150% of the aggregate amount of the Indebtedness then outstanding, then Properties shall provide TPSI with additional property or properties owned by Properties or one or more affiliates thereof with a Net Mortgage Value (based on the most recent appraisals thereof in the possession of Properties) that, together with the Net Mortgage Value of the Mortgaged Premises (based on the appraised value as set forth on Schedule II or a more recent third party independent appraisal prepared subsequent to the date hereof, if any), equals or exceeds the amount of the Indebtedness. Any such additional property or properties must be satisfactory to TPSI in its reasonable discretion. The All American Entities shall, within five business days of the closing of such transaction, prepare and record a mortgage or other similar security instrument, in form and substance substantially identical to the Mortgages (except for changes required by applicable law or that reflect the different description, location or nature of the applicable property), in connection with each such additional property or properties and, upon proper recording thereof, such mortgage or other similar security instrument shall constitute a "Mortgage" hereunder and such additional property shall constitute a "Mortgaged Premises hereunder.

(f)    Without the prior written consent of TPSI, no Mortgagor shall sell, transfer, convey or dispose of any of the Mortgaged Premises, and Properties shall not sell, transfer, convey or dispose of all or greater than 50% of the voting capital stock or other equity of any Mortgagor; provided, however, that, without the prior written consent of TPSI the Mortgagors shall be permitted to sell, transfer, convey or otherwise dispose of any one or more Mortgaged Premises, and Properties may sell, transfer, convey or dispose of all or greater than 50% of the voting capital stock or other equity interests of any Mortgagor, if TPSI is paid the amount(s) set forth in Schedule V with respect to one or more of the Mortgaged Premises being sold or transferred (or the Mortgaged Premises owned by the Mortgagor the equity interests of which are being sold or transferred, as applicable) out of the proceeds of such sale, transfer, conveyance or other disposition. In addition, if any Indebtedness remains outstanding following such sale, transfer, conveyance or other disposition, TPSI shall have the right, exercisable in its sole discretion, and not as a condition to the consummation of such sale, transfer, conveyance or other disposition, to obtain (at its sole cost and expense) an appraisal demonstrating whether the remaining Mortgaged Premises have an aggregate Net Mortgage Value in excess of 150% of the aggregate amount of the Indebtedness remaining outstanding following such sale, transfer, conveyance or other disposition. In the event such appraisal shows that the remaining Mortgaged Premises have an aggregate Net Mortgage Value lower than 150% of the aggregate amount of the Indebtedness remaining outstanding following such sale, transfer, conveyance or other disposition, then Properties shall provide TPSI with additional property or properties owned by Properties or one or more affiliates thereof with a Net Mortgage Value (based on the most recent appraisals thereof in the possession of Properties) that, together with the Net Mortgage Value of the Mortgaged Premises (based on the appraised value as set forth on Schedule II, or a more recent third party independent appraisal prepared subsequent to the date hereof, if any), equals or exceeds the amount of the Indebtedness. Any such additional property or properties must be satisfactory to TPSI in its reasonable discretion. The All American Entities shall, within five business days of the closing of the sale, transfer, conveyance or other disposition, prepare and record a mortgage or other similar security instrument, in form and substance substantially identical to the Mortgages (except for changes required by applicable law or that reflect the different description, location or nature of the applicable property), in connection with each such additional property or properties and, upon proper recording thereof, such mortgage or other similar security instrument shall constitute a "Mortgage" hereunder and such additional property shall constitute a "Mortgaged Premises" hereunder. The Mortgagors shall notify TPSI in writing of any proposed sale, transfer, conveyance or other disposition of the Mortgaged Premises not less than 30 days in advance of the completion of such transaction. Such notice shall provide reasonable detail of the terms of the proposed transaction, including the price to be paid and payment terms.

(g)    Neither Properties nor any Mortgagor shall engage in any debt financing (including the incurrence of new indebtedness and any refinancings of existing indebtedness), equity financing or other capital-raising transaction with respect to any of the Mortgaged Premises without the prior written consent of TPSI; provided, however, that such entities shall be permitted to engage in a debt financing, equity financing or other capital-raising transaction with respect to any of the Mortgaged Premises without the prior written consent of TPSI if the following conditions are met: (i) TPSI shall be paid at least 50% of the Net Proceeds of such debt financing, equity financing or other capital-raising transaction; and (ii) Properties or the Mortgagor(s), as applicable, shall have furnished evidence to TPSI that the liens under the Mortgages are continuing, valid and perfected first priority liens (or lower priority as specifically provided herein) on the applicable Mortgaged Premises. In addition, if any Indebtedness remains outstanding following such debt financing, equity financing or other capital-raising transaction, TPSI shall have the right, exercisable in its sole discretion, and not as a condition to the consummation of such debt financing, equity financing or other capital-raising-transaction, to obtain (at its sole cost and expense) an appraisal demonstrating whether the remaining Mortgaged Premises have an aggregate Net Mortgage Value in excess of 150% of the aggregate amount of the Indebtedness remaining outstanding following such debt financing, equity financing or other capital-raising transaction. In the event such appraisal shows that the remaining Mortgaged Premises have an aggregate Net Mortgage Value lower than 150% of the aggregate amount of the Indebtedness remaining outstanding following such debt financing, equity financing or other capital-raising transaction, then Properties shall provide TPSI with additional property or properties owned by Properties or one or more affiliates thereof with a Net Mortgage Value (based on the most recent appraisals thereof in the possession of Properties) that, together with the Net Mortgage Value of the Mortgaged Premises (based on the appraised value as set forth on Schedule II or a more recent third party independent appraisal prepared subsequent to the date hereof, if any), equals or exceeds the amount of the Indebtedness. Any such additional property or properties must be satisfactory to TPSI in its reasonable discretion. The All American Entities shall, within five business days of the closing of the debt financing, equity financing or other capital-raising transaction, prepare and record a mortgage or other similar security instrument, in form and substance substantially identical to the Mortgages (except for changes required by applicable law or that reflect the different description, location or nature of the applicable property), in connection with each such additional property or properties and, upon proper recording thereof, such mortgage or other similar security instrument shall constitute a "Mortgage" hereunder and such additional property shall constitute a "Mortgaged Premises" hereunder. The Mortgagors shall notify TPSI in writing of any proposed debt financing, equity financing or other capital-raising transaction with respect to any of the Mortgaged Premises not less than 30 days in advance of the completion of such transaction. Such notice shall provide reasonable detail of the terms of the proposed transaction, including the amounts to be financed. Except as provided in this Section 5.1(g), neither Properties nor any other All American Entity shall permit any of the Mortgaged Premises to be subject to a consensual lien other than the Permitted Encumbrances.

(h)    If, at any time after January 31, 2008, Able is not current in its annual and quarterly filing requirements under the Securities Exchange Act of 1934, or is not subject to such requirements, then, within ten (10) calendar days after any written request from TPSI, Able shall provide TPSI current consolidated and consolidating financial statements of Able and its subsidiaries as of the most recently ended fiscal quarter and year. Such financial statements shall be prepared in accordance with generally accepted accounting principals and, in the case of annual financial statements, shall be accompanied by an unqualified opinion thereon of a qualified firm of independent auditors.

(i)    While any of the Indebtedness represented by the Properties Note is outstanding, Properties shall not, directly or indirectly, make (i) any cash dividend or other cash distribution, direct or indirect, on account of any shares of any class of its capital stock, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of its capital stock, or (iii) any cash payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any shares of any class of its capital stock (collectively, "Restricted Payments").

(j)    While any of the Indebtedness represented by the Able/Plazas Note is outstanding, Able shall not, directly or indirectly, make any Restricted Payments.

5.2    Consent and Indemnification. Properties and each of the Mortgagors hereby (a) agree that TPSI may file each of the Mortgages without receipt of prior consent of any existing lien holders, (b) expressly consents to the filing of the Mortgages and the creation and perfection of the security interests granted thereby regardless of receipt of any consent of any existing lien holder and regardless of any default that may occur as a result thereof, and (ii) agrees to indemnify and hold TPSI harmless from any loss, liability, cost or expense (including fees and expenses of counsel) incurred by TPSI as a result of or in connection with the execution and filing of the Mortgages and the creation and perfection of the security interests granted thereby.

ARTICLE 6
MISCELLANEOUS

6.1    Governing Law. This Agreement, the Notes, and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of law, except to the extent that any Mortgage requires application of local law where the applicable Mortgaged Premises is located.

6.2    Submission to Jurisdiction, Waiver of Jury Trial. The parties hereby (i) submit to the non-exclusive jurisdiction of the courts of the State of Colorado and the federal courts of the United States sitting in the State of Colorado for the purpose of any action or proceeding arising out of or relating to this Agreement, the Notes or any of the other Loan Documents, (ii) agree that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waive (to the extent permitted by applicable law) any objection which such party now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY as to this Agreement, the Notes and the Loan Documents or any causes of action or claims at any time arising hereunder, thereunder or in connection herewith.

 6.3    Expenses, Attorney's Fees, Etc. When and to the extent that TPSI shall be entitled-to enforce or exercise any right or remedy, or TPSI is entitled or required to defend itself or any of the Mortgaged Premises against any challenge or competing security interest, lien, claim, or encumbrance, TPSI shall be entitled to recover all expenses and costs reasonably suffered or incurred in connection therewith, including to enforce its remedies against any of the Mortgaged Premises after the occurrence of any Event of Default. The All American Entities and the Mortgagors shall defend and indemnify TPSI against any claims contrary to TPSI's rights or interests as set forth in this Agreement or any other Loan Document or against any competing lien or security interest, lien, claim, or encumbrance, TPSI shall be entitled to recover all expenses and costs reasonably suffered or incurred in connection therewith, including to enforce its remedies against any of the Mortgaged Premises after the occurrence of any Event of Default. The All American Entities and Mortgagors shall defend and indemnify TPSI against any claims contrary to TPSI's rights or interests as set forth in this Agreement or any other Loan Document or against any competing lien or security interest that may be enforced with respect to any of the Mortgaged Premises. In the event litigation arising out of this Agreement, the Notes or any of the other Loan Documents is initiated by either party, the prevailing party, after the entry of a final non-appealable order, shall be entitled to recover from the other party, as part of said order, all court costs, fees and expenses of such litigation, including, without limitation, reasonable attorneys' fees.

6.4  Delay or Failure to Exercise Rights. No delay or failure on the part of TPSI in exercising any right, power or privilege hereunder or under any other Loan Document shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other power, right or privilege. The rights and remedies of TPSI under this Agreement or under the other Loan Documents are cumulative and not exclusive of any right or remedies which TPSI would otherwise have. No waiver by TPSI of any of its rights hereunder or under any other Loan Document shall be deemed to be or constitute a waiver of any other rights or remedies of TPSI hereunder nor shall delay in the exercise of any right or remedy be deemed to be a waiver thereof.

6.5  Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

6.6  Further Assurances. Each party shall from time to time promptly execute and deliver all further documents and take such further action reasonably necessary or appropriate to give effect to the provisions and intent of this Agreement or any other Loan Document and the transaction envisaged herein.

6.7  Notices. Unless otherwise specified, each notice to a party must be given in writing and delivered personally or by courier, sent by prepaid registered mail or transmitted by fax to the other party as follows:

If to the All American Entities or Mortgagors:

All American Plazas, Inc.
1140 Sixth Avenue, Suite 1800
New York, NY 10036
Phone: __________________
Fax: 212-687-9621

If to TPSI:

TransMontaigne Product Services Inc.
1670 Broadway, Suite 3100
Denver, Colorado 80202
Attention: William S. Dickey, President
Phone: 303-626-8200
Fax: 303-626-8238

with a copy to:

TransMontaigne Product Services Inc.
1670 Broadway, Suite 3100
Denver, Colorado 80202
Attention: Erik B. Carlson, General Counsel
Phone: 303-860-5265
Fax: 303-626-8238

Or to any other address, fax number or person that one party may designate to the other in writing. Any notice, if delivered personally or by courier, will be deemed to have been given when actually received; if transmitted by fax before 3:00 p.m. on a business day, will be deemed to have been given on that business day; and if transmitted by fax after 3:00 p.m. on a business day, will be deemed to have been given on the business day after the date of the transmission.

6.8  Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a bank holiday in Colorado or New York, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or bank holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days. A "business day" shall mean any day other than a Saturday, Sunday or bank holiday in Colorado or New York.

6.9  Entire Agreement. This Agreement and the other Loan Documents and the attached Schedules and Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter and supersede all prior negotiations and understandings between the parties with regard thereto, whether written or oral. No provision may be amended or waived except by mutual written agreement between the parties.

6.10    Assignment. None of the All American Entities or the Mortgagors may assign any of their rights or obligations under this Agreement or the Notes or any other Loan Document without the prior written consent of TPSI. TPSI may assign this Agreement, the Notes or any other Loan Document (other than the Supply Agreement) and in such event shall give notice of any such assignment to the All American Entities. This Agreement and the other Loan Documents inure to the benefit of, and bind, the parties hereto and their respective successors and permitted assigns.

6.11    Counterparts and Facsimile. This Agreement and the other Loan Documents may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original, but all of which taken together constitute one and the same instrument. A party's transmission by facsimile of a copy of this Agreement duly executed by that party shall constitute effective delivery by that party of an executed copy of this Agreement to the party receiving the transmission. A party that has delivered this Agreement by facsimile shall forthwith deliver an originally-executed copy to the other party.

6.12    Headings and References. The division of this Agreement into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement," "hereof," "hereunder" and similar expressions refer to this Agreement and not to any particular section, subsection or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to "Sections" are to sections, subsections and further subdivisions of sections of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth hereinabove.

TRANSMONTAIGNE PRODUCT SERVICES INC.

By: /s/ Frederick W. Boutin
Frederick W. Boutin,
Senior Vice President and Treasurer

ALL AMERICAN PLAZAS, INC.

By: /s/ Richard A. Mitstifer
Richard A. Mitstifer
President

ALL AMERICAN PROPERTIES, INC.

By: /s/ Frank Nocito
Frank Nocito
President

ABLE ENERGY, INC.

By: /s/ Gregory Frost
Greogry Frost
CEO

CLARKS FERRY PROPERTIES, INC.

By: /s/ Frank Nocito
Frank Nocito
President

FRYSTOWN ALL AMERICAN PROPERTIES, INC.

By: /s/ Frank Nocito
Frank Nocito
President

ENERGY MANAGEMENT & SUPPLY CORPORATION

By: /s/ Frank Nocito
Frank Nocito
President

NOVA TEN REALTY CORP.

By: /s/ Frank Nocito
Frank Nocito
President